                                            Exhibit 11

                         Statement Re:  Computation of Earnings per Share
                                                                            For The Three Months
                                                                               Ended March 31
                                                                            1997            1996
PRIMARY:

Average Shares Outstanding                                                22,050,000      20,992,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        345,000         129,000
                                                                        ------------    ------------
Total                                                                     22,395,000      21,121,000
                                                                        ============    ============
Net Income                                                               $14,471,000     $12,648,000

Per Share Amount                                                               $0.65           $0.60
                                                                        ============    ============

FULLY DILUTED:

Average Shares Outstanding                                                22,050,000      20,992,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                                                        365,000         148,000
                                                                        ------------    ------------
Total                                                                     22,415,000      21,140,000
                                                                        ============    ============
Net Income                                                               $14,471,000     $12,648,000

Per Share Amount                                                               $0.65           $0.60
                                                                        ============    ============


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